                                                                   EXHIBIT 10.38


                 ELEVENTH AMENDMENT TO PRE-NEGOTIATION AGREEMENT

THIS ELEVENTH AMENDMENT TO PRE-NEGOTIATION AGREEMENT dated as of May 9, 2003 (this "Eleventh Amendment"), by and among AKORN, INC., a Louisiana corporation ("Akorn"), AKORN (NEW JERSEY), INC., an Illinois corporation ("Akorn NJ") (Akorn and Akorn NJ being sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation (the "Lender");

                                   WITNESSETH:

WHEREAS, the parties heretofore entered into the Pre-Negotiation Agreement dated as of September 20, 2002, as amended by the First Amendment dated as of October 18, 2002, the Second Amendment dated as of November 26, 2002, the Third Amendment dated as of December 30, 2002, the Fourth Amendment dated as of January 16, 2003, the Fifth Amendment dated as of January 31, 2003, the Sixth Amendment, dated as of February 14, 2003, the Seventh Amendment dated as of February 28, 2003, the Eighth Amendment dated as of March 14, 2003, the Ninth Amendment dated as of April 4, 2003, and the Tenth Amendment dated as of May 1, 2003 (the "Prior Agreement"); and

WHEREAS, the Borrowers have requested an amendment to Section 4.1 of the Prior Agreement;

                  WHEREAS, the Lender has agreed to the Borrowers' request, but only on the terms set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants, agreements and acknowledgments contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  Section 1. Defined Terms. All capitalized terms used and not otherwise defined in this Eleventh Amendment shall have the same meanings as in the Prior Agreement.

                  Section 2. Amendments.

                  2.1 Section 1.1 of the Prior Agreement is hereby amended to insert the following defined terms in appropriate alphabetical order:

                  "Investment Bank" shall have the meaning provided in Section 6.13.

                  "Investment Bank Agreement" shall have the meaning provided in
         Section 6.13, as the same may be amended, modified or supplemented from time to time with the consent of the Lender (which consent may be granted or withheld in the Lender's sole discretion).

                  2.2 Section 4.1 of the Prior Agreement is hereby amended to read as follows:

                  4.1 Forbearance Period. Subject to compliance by each Borrower with each of the terms and conditions of this Agreement, and without waiving the Existing Events, the Lender hereby agrees to forbear from enforcing its rights or remedies pursuant to the Loan Documents and applicable law (including, without limitation, to make a demand for payment as a result of the Payment Default) as a result of the Existing Events from the Agreement Closing Date until the earlier to occur of the following (as the case may be, the "Forbearance Termination Date"):
         (i) June 30, 2003 and (ii) the date on which a Borrowing Condition Failure occurs.

                  2.3 Section 6.13 of the Prior Agreement is hereby amended to read as follows:

                  6.13 Investment Bank. The Borrowers shall, no later than May 9, 2003, retain an investment bank of recognized national standing (the "Investment Bank") to explore all viable options to maximize value, including but not limited to soliciting offers for investment in, and/or offers to purchase the assets of, any of the Borrowers, pursuant to an agreement (the "Investment Bank Agreement") acceptable to the Lender in its sole discretion setting forth the basis on which the Investment Bank will be retained. Following the execution thereof, the Borrowers shall not amend, modify, supplement or terminate the Investment Bank Agreement without the prior written consent of the Lender (which consent may be granted or withheld in the Lender's sole discretion).

                  2.2 Section 10.1 of the Prior Agreement is hereby amended to read as follows:

                  10.1 Events of Default. It shall constitute an Event of Default under the Credit Agreement, if (i) either Borrower (x) fails to perform or observe any covenant, term, agreement or condition in this Agreement, (y) is in violation of or non-compliance with any provision of this Agreement after the expiry of any cure period specified thereto or (z) recalls, or totally or partially suspends production of, any of its products, and such recall or suspension of production, individually or in the aggregate, has or results in, or could reasonably be expected to have or result in, a Material Adverse Effect, (ii) at any time after the Agreement Closing Date, there shall occur any event or condition of the type described in Section 2.3(b) (Mandatory Prepayments) of the Credit Agreement or (iii) at any time following the effectiveness of the Investment Bank Agreement, any Borrower or the Investment Bank shall breach any of its respective obligations under the Investment Bank Agreement, or the Investment Bank Agreement shall be amended, modified, supplemented or terminated without the Lender's consent (which consent may be granted or withheld in the Lender's sole discretion). Each Borrower specifically agrees that, upon and at any time after the Forbearance Termination Date, all Obligations shall be due in full and payable, and the Lender may, in its sole discretion, without any prior notice to any Borrower, exercise or enforce any or all of its rights and remedies under this Agreement, the other Loan Documents, and/or applicable law, against any one or more of the Borrowers.

                  Section 3. Pre-Negotiation Agreement and Documents to Remain In Effect; Confirmation of Obligations; References. Except as expressly modified and amended by this Eleventh Amendment, the Prior Agreement shall remain in full force and effect as originally executed and delivered by the parties. In order to induce the Lender to enter into this Eleventh

Amendment, the Borrowers hereby (i) confirm and reaffirm all of their obligations under the Documents, as modified and amended as described above and under the Pre-Negotiation Agreement, as modified and amended as described above;
(ii) acknowledge and agree that the Lender, by entering into this Eleventh Amendment, does not waive any existing or future default or event of default under any of the Documents or the Prior Agreement, or any rights, powers or remedies under any of the Documents or the Pre-Negotiation Agreement; (iii) acknowledge and agree that the Lender has not heretofore waived any Borrowing Condition Failure, or any rights or remedies under any of the Documents or the Prior Agreement; and (iv) acknowledge that they do not have any defense, set-off or counterclaim to the payment or performance of any of their obligations under the Documents or the Prior Agreement, as amended hereby. All references to the Prior Agreement shall henceforth be deemed to refer to the Prior Agreement as modified by this Eleventh Amendment and as hereafter modified by any amendment, modification or supplement thereto.

                  Section 4. Confirmation of Certifications, Representations and Warranties. In order to induce the Lender to enter into this Eleventh Amendment the Borrowers hereby certify, represent and warrant to the Lender that, except as otherwise disclosed to the Lender in writing prior to the date hereof, including in the Pre-Negotiation Agreement and in the Exhibits and Schedules attached thereto and/or in documents submitted to the Lender prior to the date hereof (including, but not limited to, any and all financial statements and reports, budgets, statements of cash flow and governmental reports and filings) (collectively referred to herein as "Disclosures"), all certifications, representations and warranties contained in the Documents and in the Pre-Negotiation Agreement and in all certificates heretofore delivered to the Lender are true and correct as of the date hereof in all material respects, and, subject to such Disclosures, all such certifications, representations and warranties are hereby remade and made to speak as of the date of this Eleventh Amendment.

                  Section 5. RELEASE. EACH BORROWER ON BEHALF OF ITSELF AND ITS AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, PRINCIPALS, SHAREHOLDERS, BENEFICIARIES, OFFICERS, MANAGERS, DIRECTORS, AGENTS, REPRESENTATIVES, ADVISORS, EMPLOYEES AND ATTORNEYS, HEREBY JOINTLY AND SEVERALLY RELEASES, WAIVES AND FOREVER DISCHARGES EACH OF THE LENDER AND ITS AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, PRINCIPALS, SHAREHOLDERS, BENEFICIARIES, OFFICERS, MANAGERS, DIRECTORS, AGENTS, REPRESENTATIVES, ADVISORS, EMPLOYEES AND ATTORNEYS OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTIONS, SUITS, DISPUTES, CLAIMS, COUNTERCLAIMS AND/OR LIABILITIES, CROSS CLAIMS, DEFENSES THAT ARE KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, AT LAW OR IN EQUITY, BASED UPON, RELATING TO OR ARISING OUT OF ANY AND ALL TRANSACTIONS, RELATIONSHIPS OR DEALINGS WITH OR LOANS MADE TO THE BORROWERS PURSUANT TO THE LOAN DOCUMENTS AND/OR THE PRIOR AGREEMENT PRIOR TO THE EFFECTIVENESS HEREOF.

                  Section 6. Entire Agreement. This Eleventh Amendment sets forth all of the covenants, promises, agreements, conditions and understandings of the parties relating to the subject matter of this Eleventh Amendment, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them relating to the subject matter of this Eleventh Amendment other than as are herein set forth.

                  Section 7. Successors. This Eleventh Amendment shall inure to the benefit of and shall be binding upon the parties and their respective successors, assigns and legal representatives.

                  Section 8. Severability. In the event any provision of this Eleventh Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  Section 9. Amendments, Changes and Modifications. This Eleventh Amendment may be amended, changed, modified, altered or terminated only by a written instrument executed by all of the parties hereto:

                  Section 10. Construction.

                  (a) The words "hereof," "herein," and "hereunder," and other words of a similar import refer to this Eleventh Amendment as a whole and not to the individual Sections in which such terms are used.

                  (b) References to Sections and other subdivisions of this Eleventh Amendment are to the designated Sections and other subdivisions of this Eleventh Amendment as originally executed.

                  (c) The headings of this Eleventh Amendment are for convenience only and shall not define or limit the provisions hereof.

                  (d) Where the context so requires, words used in singular shall include the plural and vice versa, and words of one gender shall include all other genders.

                  (e) Each party to this Eleventh Amendment and legal counsel for each party have participated in the drafting of this Eleventh Amendment, and accordingly the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Eleventh Amendment.

                  Section 11. Execution of Counterparts. This Eleventh Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  Section 12. Governing Law. This Eleventh Amendment shall be governed by and be construed and enforced in accordance with the laws of the State of Illinois.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


Address for Notices:                         AKORN, INC.

2500 Millbrook Drive
Buffalo Grove, IL  60089

Attention: Chief Financial Officer           By
Telecopier No.: (847) 279-6191                 ---------------------------------
Telephone No.: (847) 279-6100                  Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                             AKORN (NEW JERSEY), INC.


                                             By
                                                --------------------------------
50 South LaSalle Street                         Name:
Chicago, Illinois  60675                              --------------------------
Attention:  Olga Georgiev                       Title:
Telecopier No.: (312) 630-6105                         -------------------------
Telephone No.: (312) 444-2438
                                             THE NORTHERN TRUST COMPANY
With a copy to

White & Case LLP
200 S. Biscayne Blvd., Suite 4900            By
Miami, FL  33131                                --------------------------------
Attention: John K. Cunningham, Esq.             Name:
                                                     ---------------------------
                                               Title:
                                                      --------------------------